Exhibit 99.1

calyxt

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O CALYXT, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CLXT2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14912-S65529 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CALYXT, INC.

Proposals - The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, 4, 5, 6 and 7. Proposal No. 1 is conditioned upon the approval of Proposal No. 2. Proposal Nos. 3 and 6 are conditioned upon the approval of Proposal Nos. 1 and 2. Proposal Nos. 4, 5 and 7 are not conditioned on the approval of any other proposal.	For	Against	Abstain
1. To consider and vote upon a proposal to approve the Blocker Mergers and the issuance of Class A Common Stock and Class B Common Stock as Merger Consideration pursuant to the Merger Agreement, as amended by the First Amendment, copies of which are attached as *Annex A-1* and *Annex A-2*, respectively, to the accompanying proxy statement/prospectus.	☐	☐	☐
2. To consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(a) and (b), the issuance of shares of Class A Common Stock and Class B Common Stock pursuant to the terms of the Merger Agreement and the change of control of Calyxt resulting from the Mergers.	☐	☐	☐
3. To consider and vote upon, on a non-binding, advisory basis, a proposal to approve the Amended Certificate of Incorporation, a copy of which is attached as *Annex B* to the accompanying proxy statement/prospectus, which will amend and restate the Calyxt Certificate of Incorporation.	☐	☐	☐
4. To consider and vote upon a proposal to approve an amendment to the Calyxt Certificate of Incorporation to effect the Subsequent Reverse Stock Split at the discretion of the Calyxt Board, a copy of which is attached as *Annex J* to the accompanying proxy statement/prospectus, at the discretion of the Calyxt Board at or prior to Closing.	☐	☐	☐
5. To consider and vote upon a proposal to approve an amendment to the Calyxt, Inc. 2017 Omnibus Incentive Plan, a copy of which is attached as *Annex K* to the accompanying proxy statement/prospectus.	☐	☐	☐
6. To consider and vote upon, on a non-binding, advisory basis, a proposal to approve merger-related named executive officer compensation for Calyxt, Inc.'s named executive officers.	☐	☐	☐
7. To consider and vote upon a proposal to approve an adjournment of the Calyxt Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of one or more of the proposals presented to Calyxt Stockholders.	☐	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V14913-S65529 Calyxt, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS May 18, 2023 The undersigned hereby appoints Michael A. Carr, William Koschak and Debra Frimerman, or any of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Calyxt, Inc. to be held on May 18, 2023 or at any postponement or adjournment thereof. Shares represented by this Proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side